Exhibit 99.1
SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 16, 2007, is entered into among COMMERCE ENERGY, INC., a California corporation (“Borrower”), COMMERCE ENERGY GROUP, INC., a Delaware corporation (“Parent”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation, as Agent (“Agent”) and the financial institutions party to the below referenced Loan Agreement as Lenders (collectively, “Lenders”).
RECITALS
     A. Borrower, Parent, Agent and Lenders have previously entered into that certain Loan and Security Agreement dated June 8, 2006 (the “Loan Agreement”) as amended by the First Amendment to Loan and Security Agreement and Waiver dated September 20, 2006 (the “First Amendment”), the Second Amendment to Loan and Security Agreement and Waiver dated October 26, 2006 (the “Second Amendment”), the Third Amendment to Loan and Security Agreement and Waiver dated March 15, 2007 (the “Third Amendment”), the Fourth Amendment to Loan and Security Agreement dated June 26, 2007 (the “Fourth Amendment”), the Fifth Amendment to Loan and Security Agreement dated August 1, 2007 (the “Fifth Amendment”) and the letter agreement dated September 20, 2007, pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
     B. Borrower and Parent have requested that Agent and Lenders amend the Loan Agreement on the terms and conditions set forth herein.
     C. Borrower and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendments to Loan Agreement.
          (a) Additional Definitions. The following definitions are hereby added in alphabetical order to Section 1 of the Loan Agreement:
     “1.7.1 ‘Bank Product Provider’ shall mean any Lender, Affiliate of Lender or other financial institution (in each case as to any such Lender, Affiliate or other financial institution to the extent approved by Agent) that provides any Bank Products to Borrowers or Guarantors.”
     “1.7.2 ‘Bank Products’ shall mean any one or more of the following types or services or facilities provided to a Borrower by a Bank Product Provider: (a) credit cards or stored value cards or (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent or such Bank Product Provider is a party, as applicable, and (ii) controlled disbursement services and (c) Hedge Agreements if and to the extent permitted hereunder. Any of the foregoing shall only be included in the definition of the term ‘Bank Products’ to the extent that the Bank Product Provider has been approved by Agent.”

     “1.52.1 ‘Hedge Agreement’ shall mean an agreement between any Borrower or Guarantor and Agent or any Bank Product Provider that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as ‘Hedge Agreements’.”
     “1.96.1 ‘Secured Parties’ shall mean, collectively, (a) Agent, (b) Issuing Bank, (c) Lenders, and (d) Bank Product Providers (to the extent approved by Agent).”
          (b) Borrowing Base. The definition of “Borrowing Base” in Section 1.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “1.11 ‘Borrowing Base’ shall mean, at any time, the difference of (a) the lesser of (i) the sum of all collections received on the Accounts of Borrowers during the immediately preceding forty-five (45) days, or (ii) the sum of (A) eighty-five (85%) percent of the Eligible Billed Accounts, plus (B) the lesser of $12,000,000 or sixty-five (65%) percent of the Eligible Unbilled Accounts, provided, that so long as no Default or Event of Default has occurred and is continuing, the foregoing percentage advance rate will be increased, no more than two (2) times each year, to seventy-five (75%) percent for periods of sixty (60) consecutive days as specified in a written request delivered by Administrative Borrower to Agent not less than five (5) Business Days prior to the commencement of any such period, plus (C) the lesser of the Inventory Loan Limit or seventy (70%) percent multiplied by the Value of the Eligible Inventory, plus (D) the lesser of $35,000,000 or ninety-five (95%) percent of Eligible Cash Collateral, minus (b) any Reserves.”
          (c) Financing Agreements. The following is hereby added at the end of the definition of “Financing Agreements” in Section 1.45 of the Loan Agreement:
“; provided, that in no event shall the term ‘Financing Agreements’ be deemed to include any Hedge Agreement”
          (d) Obligations. The definition of “Obligations” in Section 1.76 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “1.76 ‘Obligations’ shall mean (a) any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender or any Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements or on account of any Letter of Credit and all other Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (b) for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers and Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Wachovia and its Affiliates, shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Borrower and Guarantor and (B) the obligations arising pursuant to such Bank Products provided to Borrowers and Guarantors constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing and (iii) in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness except that each reference to the term “Lender” in Sections 12.1, 12.2, 12.3(b), 12.6, 12.7, 12.9, 12.12 and 13.6 hereof shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.”
          (e) Reserves. The following is hereby added at the end of the second sentence of the definition of “Reserves” in Section 1.94 of the Loan Agreement:
“; and obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Affiliate or Person may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral.”
          (f) Security Interest. The phrase “for itself and the benefit of Lenders” in both places where it appears in Section 5.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“for itself and the benefit of Secured Parties”
          (g) Collections. Notwithstanding any prior course of conduct, Borrowers acknowledge and reaffirm their obligations under Sections 6.3(a) and (c) of the Loan Agreement to promptly deposit into the Lockbox Accounts and to direct their respective account debtors to directly remit into the Lockbox Accounts all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner; provided, however, that such obligations shall apply only if (i) any Revolving Loans have been outstanding for more than five (5) days, (ii) a Default or Event of Default has occurred and is continuing or (iii) Agent in its sole and absolute discretion gives written notice to Administrative Borrower to comply with such obligations.
          (h) Payments. The second sentence of Section 6.4(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent, Lenders and Issuing Bank from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Agent Advances) or Letter of Credit Obligations; third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay principal due in respect of the Loans and to pay Obligations then due arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with Agent or a Bank Product Provider (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines and at any time an Event of Default exists or has occurred and is continuing, to provide cash collateral for any Letter of Credit Obligations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products); and sixth, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis.”
(i) Bank Products. The following Section 6.13 is hereby added to the Loan Agreement:
“6.13 Bank Products. Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and Guarantors or any of their Subsidiaries that obtains Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.13 shall survive the payment of the Obligations and the termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.”
          (j) Encumbrances. Section 9.8(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“(a) the security interests and liens of Agent for itself and the benefit of Secured Parties;”
          (k) Guarantees. Section 9.9(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“(c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders and the other Secured Parties;”
          (l) Hedge Agreements. Section 9.9(e) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“(e) Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are with a Bank Product Provider, (ii) such arrangements are not for speculative purposes, and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;”

          (m) Fixed Charge Coverage Ratio. Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“9.17 Fixed Charge Coverage Ratio. Parent and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.5 to one as of the last day of each month, as determined for the period of twelve (12) consecutive months then ending.”
          (n) Excess Availability. Section 9.17.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“9.17.1 Excess Availability. Borrowers shall maintain Excess Availability of not less than $2,500,000 at all times prior to July 1, 2008 and $10,000,000 at all times on and after July 1, 2008.”
          (o) EBITDA. The following Section 9.17.2 is hereby added to the Loan Agreement:
“9.17.2 EBITDA. Parent and its Subsidiaries shall earn EBITDA during each of the periods set forth below of not less than the amount set forth opposite such period:

Periods	Amounts
6 months ending 1/31/08	$3,500,000

9 months ending 4/30/08	$6,000,000

Each period of 4 consecutive fiscal quarters ending thereafter	$7,000,000”
          (p) Eligible Cash Collateral. Section 9.18 of the Loan Agreement is hereby deleted in its entirety.
          (q) Amendments. The following Section 11.3(e) is hereby added to the Loan Agreement:
“(e) The consent of Agent and a Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor or other Bank Products as set forth in Section 6.4(a) hereof.”
          (r) Term. Section 13.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 8, 2010 (the “Renewal Date”), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative Borrower or any Borrower may terminate this Agreement and the other Financing Agreements, each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the Bank Product Provider providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such Bank Product Provider). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, California time.”
          (s) Early Termination Fee. Clause (ii) of Section 13.1(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) 0.25% of the Revolving Loan Limit	From and after the first anniversary of the date hereof to but not including the thirtieth (30th) day preceding the fourth anniversary of the date hereof.”
     2. Amendment Fee. Borrower shall pay Agent, for the benefit of Lenders based upon their respective Pro Rata Shares, an amendment fee in the amount of $75,000, which shall be due and payable by Borrower and fully earned by Lenders on and as of the date of this Amendment.
     3. Effectiveness of this Amendment. The effectiveness of this Amendment, and the waivers provided herein, are conditioned upon the occurrence of each of the following:
          (a) Amendment. Agent shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.
          (b) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement shall be true and correct.
          (c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

     4. Representations and Warranties. Each of Borrower and Parent represents and warrants as follows:
          (a) Authority. Such party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered such party. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
          (d) Material Adverse Effect. There has been no Material Adverse Effect.
          (e) Due Execution. The execution, delivery and performance of this Amendment are within the power of such party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any material contractual restrictions binding on such party.
          (f) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
     5. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.
     7. Reference to and Effect on the Financing Agreements.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower or Parent (as applicable) to Agent and Lenders.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     8. Estoppel. To induce Agent and Lenders to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or Lenders with respect to the Obligations.
     9. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent to waive any of its rights and remedies under the Financing Agreements, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.
[signature to follow on next page]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

COMMERCE ENERGY, INC., a California corporation
By:	/s/ J. ROBERT HIPPS
Name: J. Robert Hipps
Title: Interim Chief Financial Officer

COMMERCE ENERGY GROUP, INC., a Delaware corporation
By:	/s/ STEVEN S. BOSS
Name: Steven S. Boss
Title: Chief Executive Officer

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation, as Agent and Lender
By:	/s/ CARLOS VALLES
Name: Carlos Valles
Title: Director

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender
By:	/s/ JACQUELINE PICCIONE
Name: Jacqueline Piccione
Title: AVP